U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2013 (May 28, 2013)

Ace Marketing & Promotions, Inc.

(Exact name of registrant as specified in its charter)

New York	000-51160	11-3427886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Old Country Road, Suite 541, Garden City, NY 11530

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (516) 256-7766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

The Company’s Board of Directors approved an amendment to the employment agreements of each of its Co-Chief Executive Officers on May 28, 2013. Pursuant to the employment agreements of Dean L. Julia and Michael D. Trepeta, Co-Chief Executive Officers, each officer is entitled to receive as an annual bonus an amount equal to 5% of pre-tax earnings for the most recently completed fiscal year (before deduction of the amount of such bonuses). On May 28, 2013, the Board approved an amendment to each CEO’s employment agreement so that in the event majority control of the Company is acquired in a fiscal year, each officer may choose an annual bonus as described above or to receive an amount equal to 1% of the total consideration paid by the acquirer(s).

Item 3.02 Unregistered Sales of Equity Securities

Between May 10, 2013 and May 31, 2013, the Company raised additional gross proceeds of $680,000 from the sale of 2,266,666 shares of Common Stock at an offering price of $.30 per share. The Company also issued warrants to purchase 1,333,333 shares exercisable at $.50 per share through December 15, 2017. Exemption from registration for the sale of securities is claimed under Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Amendment to employment agreement of Dean L. Julia. (Filed herewith.)

10.2	Amendment to employment agreement of Michael D. Trepeta. (Filed herewith.)

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACE MARKETING & PROMOTIONS, INC.

Dated: June 6, 2013	By:	/s/ Dean L. Julia
Dean L. Julia, Co-Chief Executive Officer

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